EXHIBIT 10.2




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                              EMPLOYMENT AGREEMENT


     AGREEMENT,   effective  as  of  June  1,  2013  between  Synergy  Resources
Corporation, a Colorado corporation (the "Company"), and William E. Scaff, Jr. (the "Employee").

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing, and for the mutual promises of the parties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, and parties hereto agree as follows:

     1. Employment, Duties and Acceptance.

     1.1 Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee for the Term (as hereinafter defined), as Vice President, Secretary and Treasurer. The Employee will report to the Company's Board of Directors. Employee will devote approximately 80% of his time to the business of the Company. It is understood that the Employee has been, and will continue to be, engaged in other business activities.

     1.2 The Employee hereby accepts such employment and agrees to render the services described above.

     1.3 Any transactions or agreements between the Company and Petroleum Management, LLC or Petroleum Exploration and Management, LLC will not be considered a conflict of interest or a breach of fiduciary duty so long as the transaction or agreement is approved by a majority of the Company's disinterested directors in accordance with the Agreement Regarding Conflicting Interest Transactions.

     1.4 The Company will maintain officers and directors liability insurance, specifying the Employee as a named insured, providing coverage for any single claim in an amount which will not be less than $5,000,000.

     2. Term of Employment.

     2.1 The Term of this Agreement (the "Term") shall commence on June 1, 2013 and shall end on May 31, 2016, unless sooner terminated pursuant to Article 4 of this Agreement.

     3. Compensation.

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     3.1 The Company  agrees to pay the  Employee a salary of $420,000  per year during the term of this Agreement.

     3.2 During the term of this agreement for every 50 net wells that first begin producing commercial quantities of oil and/or gas after June 1, 2013 but before June 1, 2016, as a result of the successful drilling efforts or as the result of a completed acquisition by the Company, the Employee will be paid a bonus of $100,000, up to a maximum bonus of $300,000 during any twelve month period ending on May 31, 2016, provided that:

          o each horizontal well that meets the criteria above will count toward seven wells (as adjusted to reflect the Company's net working interest in each horizontal well), and

          o the unpaid balance pertaining to any wells included in the previous "50 well bonus program" that first began producing commercial quantities of oil and/or gas as a result of the successful drilling efforts, or as the result of a completed acquisition by the Company, during the three year period ended May 31, 2013, will be counted toward the 50 net well limit applicable for the period beginning June 1, 2013.

     3.3 The Employee will be entitled to participate in all benefit plans generally available to the Company's employees, including group health insurance and contributions to 401(k) plans.

     3.4 During the term of this agreement, the Employee will be entitled to eight weeks of paid vacation during any twelve month period ending on May 31.

     3.5 For the term of the agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may require, the Company shall pay or reimburse the Employee for all reasonable business, business related expenses and other reasonable expenses incurred and/or paid by Employee during the Term in the performance of the Employee's services under this Agreement.

4. Termination.

     4.1 If the Employee should die during the Term, this Agreement shall terminate as of the date of the Employee's death, except that the Employee's legal representatives shall be entitled to receive all compensation otherwise payable to Employee through the last day of the month in which Employee's death occurs.

     4.2 If, during the Term, the Employee shall become physically or mentally disabled, whether totally or partially, so that the Employee is unable substantially to perform his services hereunder for (i) a period of two consecutive months, or (ii) for shorter periods aggregating four months during any twelve-month period, the Company may, at any time after the last day of the second consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of four months, by written notice to the Employee (but before the Employee has recovered from such disability), terminate this Agreement. Notwithstanding such disability, the Company shall continue to pay the Employee his full salary up to and including the date of such termination.

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     4.3 In the event of (i)  conviction of the Employee of any crime or offense involving the property of the Company, or any of its subsidiaries or affiliates, fraud or moral turpitude, and such crime or offense significantly harms the business operations of the Company, (ii) the refusal of Employee to follow the lawful directions of the Company's Board of Directors within a reasonable period after delivery to Employee of written notice of such directions (iii) the Employee's gross negligence, and such gross negligence significantly harms the business operations of the Company (gross negligence does not include errors of judgment, mistakes, or discretionary decisions, but is conduct which shows a reckless or willful disregard for reasonable business practices), or (iv) a breach of this Agreement by Employee which Employee fails to cure within thirty days after notice from the Company's Board of Directors, or fails to diligently pursue a cure if the breach is not able to reasonably be cured within 30 days, then the Company may terminate Employee's employment hereunder by written notice to Employee in which event Employee shall be compensated as set forth herein through the date of termination.

     4.4 If an arbitrator or an arbitration panel determines that the Company was not justified in terminating this Agreement pursuant to Section 4.2 or 4.3 the Company will be obligated to pay the Employee the compensation which the Employee would have received had this Agreement not been terminated.

     4.5 Constructive Termination shall occur if Employee resigns his employment within ninety (90) days of the occurrence of any of the following events: (i) a relocation (or demand for relocation) of Employee's place of employment to a location more than thirty-five (35) miles from Employee's current place of employment, (ii) the Company's Board of Directors materially interferes with the performance of the Employee's duties or (iii) if a Change of Control event has occurred.

     "Change of Control" shall mean a change in ownership or control of the Company as a result of any of the following transactions:

     a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the company's outstanding voting securities immediately prior to such transaction, or

     b. any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

     c. the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total voting power of

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the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which was not approved by a majority of the Company's directors, or

     d. a change in the  composition  of the Board  over a period of  thirty-six
(36) months or less such that a majority of the Board members, by reason of one or more contested elections for Board membership, are no longer comprised of individuals who (A) were Board members at the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause
(A).

     In the event a Constructive Termination has occurred, other than Change of Control, Employee may, in his sole discretion, provide Company with his written notice of resignation to be effective not less than 30 days after receipt by Company, whereupon Employee shall cease to be employed by the Company and both parties shall be relieved of further responsibility or liability to the other except as provided by this Agreement.

     In the event of a Change of Control, Employee may in his sole discretion, provide Company with his written notice of resignation to be effective not less than 30 days after receipt by Company, whereupon Employee shall cease to be employed by the Company. Upon receipt of such notice of resignation, Company shall promptly pay to Employee by certified check, wire transfer funds, or other form of payment reasonably acceptable to Employee, a lump sum amount equal to the larger of twelve month's salary of the Employee at such compensation rate as is then in effect under the terms of this Agreement, and any extension or renewal thereof, or the amount of all salary and benefits which would otherwise by payable pursuant to this Agreement, whichever is greater (the "Payment"). The Payment shall not be reduced by any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required withholding taxes.

     In the event of a Constructive Termination, whether or not followed by termination of Employee's employment, any options or bonus shares of the Company then held by Employee shall become fully vested. The expiration date of any options which would expire during the six-month period following the date of the Constructive Termination will be extended to the date which is twelve months after the date of the Constructive Termination.

     5. Confidential Information, Competition.

     5.1 In view of the fact that the Employee's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, the Employee agrees:

          o To keep secret and retain in the strictest confidence, all confidential matters of the Company, including, without limitation, all information concerning oil and gas properties owned by the Company or which are under consideration by the Company, and all other confidential and proprietary information of the Company and its affiliates, and not to disclose such confidential and proprietary information to anyone outside the Company, or to ever use such confidential and proprietary

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               information  for the  personal  gain or benefit  of the  Employee except in the course of performing his duties hereunder or with the Company's express written consent. Notwithstanding the above, confidential information does not include information which is known, or becomes known, to the Employee through means other than his employment with the Company.

          o That all records of the Company, are and shall remain the property of the Company at all times and to furnish on demand, all books, records, letters, vouchers, maps, drawings, notes or any other information that is written, photographed, or stored in any manner containing data regarding oil and gas properties in which the Company has an interest or which are under consideration by the Company and all other Company records whether in original, duplicated, copied, transcribed, or any other form.

     5.2 If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 5.1 hereof, the Company shall have the following rights and remedies:

     5.2.1 The right to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages shall not provide an adequate remedy to the Company;


     5.2.2 The right to recover from the Employee all money damages, direct, consequential, or incidental, suffered by the Company as a result of any acts constituting a breach of any of the provisions of Section 5.1.


     Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     5.3 All inventions made by the Employee during the employment term, which inventions apply to the Company's business, including any improvements to any invention in existence as of the date of this Agreement, will be assigned to the Company. In the event any of such inventions are of a patentable nature, Employee agrees to apply for a patent on the invention and assign any patent rights relating to the invention to the Company. The Company will bear the costs of any such patent applications.

     5.4 Employee understands that the Company's duties may involve writing or drafting various documents, for the Company. Employee hereby assigns any and all rights to such documents, to the Company, together with the right to secure copyright therefor and all extensions and renewals of copyright throughout the entire world. The Company shall have the right to make any and all versions, omissions, additions, changes, specifications and adaptions, in whole or in part, with respect to such documents, brochures or publications.

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     6. Indemnification.

     The Company shall indemnify the Employee to the extent permitted by Colorado law against all costs, charges and expenses including attorneys' fees, incurred or sustained by his in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

     7. Notices.

     All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid electronic transmission or mailed first class, postage prepaid, by registered or certified mail or delivered by an overnight courier service (notices sent by electronic transmission, mail or courier service shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other):

      If to the Company:

           Synergy Resources Corporation
           20203 Highway 60
           CityplacePlatteville, StateCO PostalCode80651

      If to the Employee:

           William E. Scaff, Jr.
           20203 Highway 60
           Platteville, CO 80651

     8. General.

     8.1 This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Colorado. If any part of this Agreement is contrary to, prohibited by or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

     8.2 The article and section headings in this Agreement are for reference only and shall not in any way affect the interpretation of this Employment Agreement.

     8.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the

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subject matter hereof. This Agreement replaces,  in its entirety,  any other the employment agreement between the Company and the Employee.

     8.4 This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets and in such event, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or the acquisition of all or substantially all of the Company's business or assets.

     8.5 This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision in this Agreement (whether by conduct or otherwise) shall in no manner be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant of this Agreement.

     8.6 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled by the Company; and the term "affiliate" shall mean and include any corporation or other business entity controlling, controlled by, or under common control with the Company.

     8.7 Following Employee's termination of employment and as a director, any actions taken by Employee involving the oil and gas industry will not be deemed any conflict of interest, or other violation of this agreement, even if Employee is a shareholder, so long as the Employee does not use any trade secrets or confidential information, as defined herein, of the Company in order to engage in such activity.

     8.8 All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated with or derived from this agreement, shall be arbitrated and finally resolved in Denver, Colorado, pursuant to the commercial arbitration rules of the American Arbitration Association.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of June 6, 2013.

                                  SYNERGY RESOURCES CORPORATION


                                By  /s/ Frank L. Jennings
                                    ----------------------------------
                                    Frank L. Jennings, Principal Financial
                                    Officer

                                    EMPLOYEE

                                    /s/ William E. Scaff
                                    ----------------------------------
                                    William E. Scaff, Jr.